 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2006

Davison Arts Management, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-116791	20-0092299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

82 Mountain Road
 Wilbraham, MA 01095
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 413-596-3298

(Former Name or Former Address, If Changed Since Last Report)

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)
On February 23, 2006, the Board of Directors of Davison Arts Management, Inc, (“Registrant”), dismissed Madsen & Associates, CPAs Inc. (“Madsen”) as the Registrant’s independent registered public accounting firm, effective immediately.

(b)
Madsen’s report on the Registrant’s financial statements as of and for the years ended December 31, 2003 and 2002 and the period from March 23, 1999 (Inception) through December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however such report contained a modification paragraph that expressed substantial doubt about the Company’s ability to continue as a going concern.

(c)
During the Registrant’s two most recent calendar years and through February 23, 2006, there were no disagreements with Madsen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Madsen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the Registrant’s two most recent calendar years nor through February 23, 2006.

(d)
The Registrant has engaged Most & Company, LLP (“Mostco”) to serve as its independent public accounting firm effective February 23, 2006. During the two years ended December 31, 2005 and through the date hereof, neither the Registrant nor anyone on its behalf consulted Mostco regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor has Mostco provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

(f)
The Registrant had requested that Madsen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Madsen as received, is filed in this Amended Form 8-K as Exhibit 16.1 hereto. Madsen however indicated by telephone that it would not formally respond to Registrant’s above stated request until paid in full for alleged outstanding indebtedness to it.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Madsen & Associates CPA’s Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

Davison Arts Management, Inc.

/s/ Elizabeth A. Davison

Name: Elizabeth A. Davison
Title: Chief Executive Officer
Date: February 23, 2006